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EXHIBIT 10.4


                                  ASSIGNMENT

         ASSIGNMENT, made as of this 30th day of October, 1996 by and between Digital Vehicle Security Systems Limited, (hereinafter referred to as "Digital") a corporation formed and existing under the laws of the United Kingdom, the registered office of which is located at Unit 1B Saxeway Business Centre, Chartridge Lane, Buckinghamshire, HP5 2SH, England; Alcohol Sensors Europe, Plc (hereinafter referred to as "ASE") a corporation formed and existing under the laws of the United Kingdom, the registered office which is located at Saxeway Business Center, Chartridge Lane, Chesham, Buckinghamshire, HP5 2SH, England, Michael Ghazarian (hereinafter referred to as "Ghazarian") the Managing Director of Digital Vehicle Security Systems Limited with offices located at Unit 1B Saxeway Business Centre, Chartridge Lane, Buckinghamshire, HP5 2SH, England and Alcohol Sensors International, Ltd. (hereinafter referred to as "ASI") a corporation formed and existing under the laws of the State of New York, with its principal offices located at 11 Oval Drive, Islandia, New York 11722.

         WHEREAS, Digital has previously entered into an agreement (hereinafter referred to as "Agreement") with ASI, whereby Digital became the Exclusive Distributor of ASI's breath alcohol ignition interlock devices in the territories listed in that Agreement; and

         WHEREAS, Digital and ASI, on May 9, 1996 executed a Contract Affirmation whereby both Digital and ASI reaffirmed their previous Agreement, dated October 21, 1993 and included a schedule of Purchase Requirements which was incorporated into the original Agreement; and

         WHEREAS, Ghazarian is the principal owner and Managing Director of Digital and has full legal and corporate authority to act on behalf of Digital; and

         WHEREAS, Ghazarian and ASI formed and incorporated ASE on October 9, 1996, whereby ASI owns 80% and Ghazarian owns 20% of ASE;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree:

1. As principal owner of Digital, Ghazarian hereby assigns to ASE, all its rights and obligations under the Agreement between Digital and ASI, executed October 21, 1993 and reaffirmed May 9, 1996.

2. ASI consents to the assignment by Digital of its rights and obligations pursuant to the aforementioned Agreement between Digital and ASI.

3. ASE agrees to assume all of Digital's rights and obligations contained in the aforementioned Agreement between Digital and ASI.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and accepted as of the day and year first written above.

_____________________________________________________
Michael Ghazarian, Managing Director
Digital Vehicle Security Systems Limited

_____________________________________________________
Dr. Steven A. Martello, Director
Alcohol Sensors Europe, Plc

_____________________________________________________
Robert B. Whitney, President, Chief Executive Officer
Alcohol Sensors International, Ltd.